Exhibit 10.4
SIXTH AMENDMENT TO OFFICE LEASE AGREEMENT
     THIS SIXTH AMENDMENT TO OFFICE LEASE AGREEMENT (this “Sixth Amendment”) is made and entered into this 16th day of March, 2005 (the “Effective Date”) between HYATT PLAZA LIMITED PARTNERSHIP, a Virginia limited partnership (“Landlord”), and XYBERNAUT CORPORATION, a Delaware corporation, formerly known as Computer Products and Services, Inc. (“Tenant”), with reference to the following:
RECITALS
     A. Pursuant to the terms of that certain Office Lease Agreement dated November 1, 1994 (the “Original Lease”), as amended by (i) that certain First Amendment to Office Lease Agreement dated July 1, 1997 (the “First Amendment”); (ii) that certain Second Amendment to Office Lease Agreement dated April 30, 1998 (the “Second Amendment”); (iii) that certain Third Amendment to Office Lease Agreement dated July 28, 1998 (the “Third Amendment”); (iv) that certain Fourth Amendment to Office Lease Agreement dated December 13, 2001 (the “Fourth Amendment”); and (v) that certain Fifth Amendment to Office Lease Agreement dated August 18, 2003 (the “Fifth Amendment”), (the Original Lease, First Amendment, Second Amendment, Third Amendment, Fourth Amendment and Fifth Amendment are hereinafter collectively referred to as the “Lease”), by and between Landlord and Tenant, Landlord has leased to Tenant certain premises, more particularly described therein. All capitalized terms used in this Sixth Amendment shall, unless defined herein, have the same meaning and definition as used in the Lease.
     B. Landlord and Tenant have agreed to amend certain terms and provisions of the Lease as provide herein.
     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:
1.	As of the Effective Date of this Sixth Amendment, the Expiration Date of the Lease shall be changed from March 31, 2005 to January 31, 2006. The period commencing on April 1, 2005 and expiring on January 31, 2006 shall be known as the Second Extension Term.

2.	Tenant shall continue to lease the existing Premises for the Second Extension Term which Premises is comprised of 16,309 square feet of Rentable Area, consisting of 11,305 square feet on the Fifth Floor, known as Suite 550, 3,350 square feet on the First Floor, known as Suite 160, and 1,654 square feet on the First Floor, known as Suite 155.

3.	Tenant agrees to accept the Premises in its “as is” and “where is” condition for the Second Extension Term and Landlord shall have no obligation to make any improvements or modifications to the Premises or to the Building.

4.	Base Rent for the Extension Term shall be $444,420.25 per year ($37,035.02 per month), which amount is based on $27.25 per square foot of Rentable Area comprising Suite 550, Suite 160 and Suite 155 (16,309 total square feet).

5.	The Base Rent set forth in Paragraph 4 above shall remain unchanged for the Second Extension Term and shall not be subject to adjustment. As a result, Sections 3.02, 4.01 and 4.02 of Exhibit C to the Original Lease shall be null and void for the Second Extension Term.
     Except as expressly modified by this Sixth Amendment, the Lease remains unchanged and in full force and effect.
     IN WITNESS HEREOF, Landlord and Tenant have executed this Sixth Amendment as of the day and year first above written.

LANDLORD:

HYATT PLAZA LIMITED PARTNERSHIP, a Virginia limited partnership

By:	FAIR LAKES HYATT LIMITED PARTNERSHIP, a Virginia limited partnership, its general partner

	By:	Fair Lakes of Virginia, Inc., a Virginia corporation, its general partner

	By:	/s/ James W. Todd

	Name:	James W. Todd

	Title:	Vice President

TENANT:

XYBERNAUT CORPORATION, formerly known as Computer Products and Services, Inc., a Delaware corporation

By:	/s/ E. Newman

Name:	E. Newman

Title:	Chairman & CEO

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